Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND YEAR ENDED APRIL 30, 2009

SUNNYVALE, Calif., June 2, 2009 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the technology leader in Application Delivery Networking, today reported its financial results for its fourth quarter and fiscal year ended April 30, 2009. Total net revenue for the fourth quarter of fiscal 2009 was $114 million, an increase of 29% compared to net revenue of $88 million in the same quarter last year, and an increase of 4% compared to net revenue of $110 million in the immediately preceding quarter. Excluding net revenue associated with Packeteer, net revenue for the fourth quarter of fiscal 2009 was $89 million, an increase of 1% compared to net revenue of $88 million in the same quarter last year, and an increase of 3% compared to net revenue of $86 million in the immediately preceding quarter.

Net revenue for the fiscal year ended April 30, 2009 was $445 million, an increase of 46% when compared to net revenue of $305 million for the fiscal year ended April 30, 2008. Excluding net revenue associated with Packeteer, net revenue for fiscal 2009 was $356 million, an increase of 16% compared to net revenue of $305 million in fiscal 2008.

“I am pleased with our team’s ability to execute in the midst of a difficult economic environment,” said Brian NeSmith, President and Chief Executive Officer, Blue Coat Systems. “Our Application Delivery Network value proposition, coupled with the mission-critical nature and compelling ROI of our products, positions us well in challenging times.”

“Looking back on the year, I believe we had a strong fiscal 2009. In a fairly short period of time, Blue Coat has evolved to be a leader in WAN optimization and extended its leadership position in the secure Web gateway market.”

On a GAAP basis, the Company reported net loss of $3 million, or $(0.09) per share, in the fourth quarter of fiscal 2009, compared to net income of $12 million, or $0.32 per diluted share, in the fourth quarter of fiscal 2008, and net income of $1 million, or $0.02 per diluted share, in the third quarter of fiscal 2009.

For the fiscal year 2009, the Company reported net loss of $9 million, or $(0.22) per share, compared to net income of $33 million, or $0.82 per diluted share, in fiscal 2008.

The Company reported non-GAAP net income of $8 million, or $0.19 per diluted share, in the fourth quarter of fiscal 2009, compared to non-GAAP net income of $13 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2008, and non-GAAP net income of $9 million, or $0.21 per diluted share, in the third quarter of fiscal 2009.

For the fiscal year 2009, the Company reported non-GAAP net income of $36 million, or $0.84 per diluted share, compared to non-GAAP net income of $49 million, or $1.24 per diluted share, in fiscal 2008.

Non-GAAP net income generally excludes charges related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and assumes a long term effective tax rate of 30% on non-GAAP pre-tax income. A discussion of non-GAAP financial measures is provided under the section “About Non-GAAP Financial Measures” later in this press release. A detailed reconciliation of the GAAP to non-GAAP financial measures is included in Table 2 of this press release.

The Company ended the quarter on April 30, 2009, with cash, cash equivalents, and restricted cash of $115 million, an increase of $3 million from the prior quarter. Cash flow provided by operations in the fourth quarter of fiscal 2009 was $5 million and $58 million for the year ended April 30, 2009.

Financial Outlook

For the first quarter ending July 31, 2009, the company is currently planning net revenue in the range of $114 to $119 million. On a GAAP basis, the Company expects net income of $0.03 to $0.08 per diluted share. On a non-GAAP basis, the Company expects net income of $0.20 to $0.25 per diluted share.

About Non-GAAP Financial Measures

The Company uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and income tax adjustments. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and income tax adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income/loss and net income/loss per share.

Conference Call & Webcast

The Company will hold its quarterly conference call to discuss results for the fourth quarter and fiscal year 2009 and the outlook for the first quarter of fiscal 2010 on Tuesday, June 2, 2009. The conference call will begin at 2 p.m. Pacific and can be accessed through an audio webcast from the company’s website, www.bluecoat.com/company/investorelations, or through a dial-in phone conference at (800) 230-1951 (toll-free in the US) or (612) 288-0329. In addition, a replay of the call will be available beginning 4:00 p.m. Pacific on June 2, 2009 through June 16, 2009 at (800) 475-6701 (toll-free in the US) or (320) 365-3844, both with the access code 103195.

About Blue Coat Systems

Blue Coat Systems, Inc. is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: This document contains certain forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: statements regarding our business outlook, future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law after the date on which it was made.

Media Contact:	Steve Schick	Investor Contact:	Jane Underwood
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		jane.underwood@bluecoat.com
	408-220-2076		408-541-3015

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	April 30, 2009	January 31, 2009	April 30, 2008	April 30, 2009	April 30, 2008
Net revenue:
Product	$74,380	$72,495	$66,232	$305,601	$233,858
Service	39,242	37,101	21,998	139,144	71,581

Total net revenue	113,622	109,596	88,230	444,745	305,439
Cost of net revenue:
Product	19,564	19,028	14,254	85,825	48,056
Service	11,865	11,474	6,903	45,310	23,389

Total cost of net revenue	31,429	30,502	21,157	131,135	71,445

Gross profit	82,193	79,094	67,073	313,610	233,994
Operating expenses:
Sales and marketing	46,262	43,608	36,472	178,470	128,927
Research and development	19,717	18,606	14,023	76,680	51,587
General and administrative	12,487	10,877	8,918	47,679	27,909
Amortization of intangible assets	1,821	1,821	113	6,667	450
Restructuring	—	—	—	1,546	—

Total operating expenses	80,287	74,912	59,526	311,042	208,873

Operating income	1,906	4,182	7,547	2,568	25,121
Interest income (expense), net	(103)	56	1,250	417	5,870
Other income (expense)	(382)	(440)	65	(2,362)	(461)

Income before income taxes	1,421	3,798	8,862	623	30,530
Provision (benefit) for income taxes	4,906	2,735	(3,621)	9,131	(2,038)

Net income (loss)	$(3,485)	$1,063	$12,483	$(8,508)	$32,568

Basic net income (loss) per share	$(0.09)	$0.03	$0.33	$(0.22)	$0.93

Diluted net income (loss) per share	$(0.09)	$0.02	$0.32	$(0.22)	$0.82

Weighted average shares used in computing basic net income (loss) per share	38,962	42,433	37,937	38,493	35,179

Weighted average shares used in computing diluted net income (loss) per share	38,962	43,190	39,562	38,493	39,659

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended			Year Ended
		April 30, 2009	January 31, 2009	April 30, 2008	April 30, 2009	April 30, 2008
Gross Profit Reconciliation:
GAAP gross profit		$82,193	$79,094	$67,073	$313,610	$233,994
Fair value write-up of acquired inventory sold	A	1,536	1,409	—	16,235	—
Stock-based compensation expense included in cost of revenue	B	503	439	357	1,842	1,400
Amortization of intangible assets	C	1,347	1,386	336	5,085	1,344
Expenses for matters related to the stock option investigation	D	—	—	—	—	213

Non-GAAP gross profit		$85,579	$82,328	$67,766	$336,772	$236,951

Operating Income Reconciliation:
GAAP operating income		$1,906	$4,182	$7,547	$2,568	$25,121
Fair value write-up of acquired inventory sold	A	1,536	1,409	—	16,235	—
Stock-based compensation expense	B	4,596	4,458	4,039	18,397	15,315
Amortization of intangible assets	C	3,168	3,207	449	11,752	1,794
Expenses for matters related to the stock option investigation	D	1,218	356	1,536	2,930	4,594
Legal settlement	E	—	—	—	—	250
Restructuring	F	—	—	—	1,546	—

Non-GAAP operating income		$12,424	$13,612	$13,571	$53,428	$47,074

Net Income Reconciliation:
GAAP net income (loss)		$(3,485)	$1,063	$12,483	$(8,508)	$32,568
Fair value write-up of acquired inventory sold	A	1,536	1,409	—	16,235	—
Stock-based compensation expense	B	4,596	4,458	4,039	18,397	15,315
Amortization of intangible assets	C	3,168	3,207	449	11,752	1,794
Expenses for matters related to the stock option investigation	D	1,218	356	1,266	2,930	4,324
Legal settlement	E	—	—	—	—	250
Restructuring	F	—	—	—	1,546	—
Income tax adjustments	G	1,324	(1,233)	(5,167)	(6,314)	(5,167)

Non-GAAP net income		$8,357	$9,260	$13,070	$36,038	$49,084

Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$(0.09)	$0.02	$0.32	$(0.22)	$0.82
Fair value write-up of acquired inventory sold	A	0.04	0.03	—	0.38	—
Stock-based compensation expense	B	0.11	0.10	0.10	0.43	0.39
Amortization of intangible assets	C	0.07	0.07	0.01	0.27	0.05
Expenses for matters related to the stock option investigation	D	0.03	0.01	0.03	0.07	0.11
Legal settlement	E	—	—	—	—	0.01
Restructuring	F	—	—	—	0.04	—
Income tax adjustments	G	0.03	(0.02)	(0.13)	(0.15)	(0.13)
Anti-dilution adjustment for GAAP-based net loss		—	—	—	0.02	—

Non-GAAP diluted net income per share		$0.19	$0.21	$0.33	$0.84	$1.24

Shares used in computing GAAP net income (loss) per share		38,962	43,190	39,562	38,493	39,659
Dilutive securities	H	4,588	—	—	4,404	—

Shares used in computing non-GAAP diluted net income per share		43,550	43,190	39,562	42,897	39,659

Notes:

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

Results include stock-based compensation expense as follows (unaudited):

	Three Months Ended			Year Ended
	April 30, 2009	January 31, 2009	April 30, 2008	April 30, 2009	April 30, 2008
Cost of revenue	503	439	357	1,842	1,400
Sales and marketing	1,639	1,529	1,329	6,419	5,070
Research and development	1,406	1,397	1,038	5,304	4,403
General and administrative	1,048	1,093	1,315	4,832	4,442

Total	$4,596	$4,458	$4,039	$18,397	$15,315

(C)	Amortization of intangible assets associated with acquisitions.

(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.

(E)	In fiscal Q2 2008, we incurred approximately $250,000 in legal settlement expenses.

(F)	Restructuring includes severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.

(G)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long term effective tax rate of 30%.

(H)	Shares used in computing diluted net income per share on a non-GAAP basis may differ from shares used in computing net income (loss) per shares on a GAAP basis since the inclusion of certain items on a GAAP basis would have been anti-dilutive.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	April 30, 2009	April 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$114,163	$160,974
Short-term investments	—	1,204
Accounts receivable, net	77,161	59,056
Inventories	5,700	262
Prepaid expenses and other current assets	13,113	7,163
Current portion of deferred income tax assets	7,941	7,294

Total current assets	218,078	235,953
Property and equipment, net	34,955	14,975
Restricted cash	850	861
Goodwill	238,466	92,243
Identifiable intangible assets, net	48,774	5,010
Investment in Packeteer, Inc.	—	25,092
Non-current deferred tax assets	19,412	11,867
Other assets	1,758	1,767

Total assets	$562,293	$387,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,105	$18,695
Accrued payroll and related benefits	18,374	16,464
Deferred revenue	96,656	68,242
Other accrued liabilities	12,299	8,991

Total current liabilities	151,434	112,392
Deferred revenue, less current portion	33,923	21,318
Deferred rent, less current portion	5,703	1,349
Long-term income taxes payable	12,677	638
Other non-current liabilities	600	610
Convertible senior notes due 2013	76,347	—
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,168,106	1,128,903
Treasury stock	(1,629)	(903)
Accumulated deficit	(884,870)	(876,362)
Accumulated other comprehensive income (loss)	—	(179)

Total stockholders’ equity	281,609	251,461

Total liabilities and stockholders’ equity	$562,293	$387,768

BLUE COAT SYSTEMS, INC.

Table 4

RECONCILIATION OF PROJECTED GAAP TO

PROJECTED NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended July 31, 2009
	Low	High
Projected GAAP Net Income	$1,400	$3,600
Add back:
Fair value write-up of acquired inventory sold (A)	1,500	1,500
Stock-based compensation expense (B)	5,300	5,300
Amortization of intangible assets (C)	3,200	3,200
Expenses for matters related to the stock option investigation (D)	700	700
Income tax adjustments (E)	(3,200)	(3,200)

Projected Non-GAAP net income	$8,900	$11,100

Projected GAAP Diluted Net Income per Share	$0.03	$0.08
Add back:
Fair value write-up of acquired inventory sold (A)	0.03	0.03
Stock-based compensation expense (B)	0.12	0.12
Amortization of intangible assets (C)	0.07	0.07
Expenses for matters related to the stock option investigation (D)	0.02	0.02
Income tax adjustments (E)	(0.07)	(0.07)

Projected Non-GAAP diluted net income per share	$0.20	$0.25

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

(C)	Amortization of intangible assets associated with acquisitions.

(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.

(E)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long term effective tax rate of 30%.